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Exhibit 32.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of US Ecology, Inc., (the "Company"), hereby certify, that to my knowledge, the Annual Report on Form 10-K of the Company for the period ended December 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates hereof and for the periods expressed in this Report.

/s/ ERIC L. GERRATT Executive Vice President, Chief Financial Officer and Treasurer

February 25, 2014

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  Exhibit 32.2